CONSENT

     I, Thomas Monahan, hereby consent to the use of my report dated September 20, 2000, relating to the audited financial statements for period from inception (February 2, 2000) to June 30, 2000 in a registration statement on SB-2 of Blue Thunder Corp. to be filed with the Securities and Exchange Commission.


September 20, 2000


                                      /s/Thomas Monahan
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                                      Thomas Monahan CPA